UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2006
Date of Report (Date of earliest event reported)

ENCORE CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26047	65-0609891
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 305, 1250 Homer Street
Vancouver, BC Canada	V6B 1C6
(Address of principal executive offices)	(Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

Suite 610, 375 Water Street
Vancouver, BC Canada V6B 5C6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Encore Clean Energy, Inc. (the “Company”) has, effective March 10, 2006, entered into a proposed transaction (the “Proposed Transaction”) with Valerus Compression Services, LLP (“Valerus”), a Texas Corporation. Valerus is a gas-handling specialist with technical and operational expertise in reciprocating and rotary gas compression for the pipeline industry. Valerus’s products and services play a critical role in facilitating the distribution of natural gas from its source to industrial, commercial and residential end users. Encore is developing, under exclusive license, the Magnetic Piston Generator (“MPG”), which is designed to convert waste heat into electricity. Encore is also in the process of obtaining distribution rights to other existing and proven waste heat to electricity devices. Valerus intends to both form a venture with Encore to further develop Encore’s MPG device, its waste heat to electricity business, and to obtain exclusive rights directly related to the oil and gas compression and wellhead services industries (the Industries”).

Basic Terms of the Proposed Transaction

Subject to availability of financing which Valerus and Encore agree to jointly pursue, Valerus agrees to co-develop a heat to electricity version of Encore’s MPG specific to the Industries.

Encore and Valerus agree to form and jointly own an LLC (the “LLC”) to own the oil & gas pipeline and wellhead rights (‘the Rights”) to this version of the MPG. Encore will contribute these rights on per kilowatt royalty basis, to be determined in the definitive agreement. Valerus will develop the device(s) and supply the LLC with access to its engineering, sales and service force.

This foregoing is a summary of the Agreement. The full text of the agreement is attached hereto as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS ITEM

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Proposed Transaction dated March 10, 2006 between Encore Clean Energy, Inc. and Valerus Compression Services, LLP

99.1	Press Release dated March 15, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CLEAN ENERGY, INC.

Date: March 15, 2006
	By:	/s/ Daniel Hunter

DANIEL B. HUNTER
President, Chief Executive Officer
and Chief Financial Officer